Exhibit 10.11

GUARANTY

DEFINED TERMS

Execution Date: May 5, 2010

Loan: A first mortgage loan in the aggregate principal amount of $220,000,000.00 from Metropolitan Life Insurance Company, a New York corporation, to Borrower.

Borrower: SHR St. Francis, L.L.C., a Delaware limited liability company

Borrower’s Address: 200 West Madison Street, Suite 1700, Chicago, Illinois 60606

Lender: Metropolitan Life Insurance Company, a New York corporation

Lender’s Address:

Metropolitan Life Insurance Company

10 Park Avenue

Morristown, New Jersey 07962

Attention: Senior Vice President, Real Estate Investments

and

Metropolitan Life Insurance Company

425 Market Street, Suite 1050

San Francisco, CA 94110

Attn: Director

and

Metropolitan Life Insurance Company

125 South Wacker Drive, Suite 1100

Chicago, Illinois 60606-4478

Operating Lessee: DTRS St. Francis, L.L.C., a Delaware limited liability company

Operating Lessee’s Address:

200 West Madison Street, Suite 1700

Chicago, Illinois 60606

Guarantor and Address:

Strategic Hotel Funding, L.L.C., a Delaware limited liability company, and its successors and assigns as and to the extent permitted herein

200 West Madison Street, Suite 1700

Chicago, Illinois 60606

Attn: General Counsel

with a copy to:

Strategic Hotel Funding, L.L.C.

200 West Madison Street, Suite 1700

Chicago, Illinois 60606

Attn: Treasurer

and

Perkins Coie LLP

131 South Dearborn Avenue, Suite 1700

Chicago, Illinois 60603

Attn: Bruce A. Bonjour

Note: A Promissory Note executed by Borrower in favor of Lender in the amount of the Loan.

Deed of Trust: A Deed of Trust, Security Agreement and Fixture Filing dated as of the Execution Date executed by Borrower and Operating Lessee, to Fidelity National Title Insurance Company, as Trustee, for the benefit of Lender securing repayment of the Note. The Deed of Trust will be recorded in the records of the County in which the Property is located.

Management Agreement: that certain agreement dated as of August 21, 1986, between Borrower’s predecessor in interest and Westin Hotel Company (together with St. Francis Hotel Corporation, its successor by assignment, the “Manager”), as amended by that certain First Amendment to Amended and Restated Management Agreement, dated as of June 2, 1994, as further amended by that certain Second Amendment to Amended and Restated Management Agreement, dated as of September 1, 1999, as further amended by that certain Amended and Restated Second Amendment to Amended and Restated Management Agreement dated as of April 25, 2000, that certain Third Amendment to Hotel Operator Agreement dated July 2, 2008, that certain Fourth Amendment to Hotel Operator Agreement dated January 1, 2010 and that certain Fifth Amendment to Management Agreement dated May 5, 2010 (the “Fifth Amendment”), as assigned to Manager pursuant to that certain Assignment and Assumption of Management Agreements, dated as of December 31, 1997, as assigned to another predecessor to Operating Lessee pursuant to that certain Assignment and Assumption of Management agreement dated as of April 26, 2000, and as further assigned to Operating Lessee pursuant to an Assignment and Assumption of Contracts dated as of June 1, 2006 (as so amended and assigned, or further amended, modified, renewed, extended or substituted from time to time, the “Management Agreement”).

This Guaranty (the “Agreement” or “Guaranty”) is entered into as of the Execution Date by Guarantor in favor of Lender, with reference to the following facts:

A. Lender has loaned or will loan to Borrower the Loan. Payment of the Note is secured by the Deed of Trust. The Deed of Trust encumbers the real property more particularly described in Exhibit A to this Guaranty and other property referred to in the Deed of Trust and this Guaranty as the “Property.”

B. Operating Lessee is an affiliate of Borrower and is the operating lessee of the Property and the “Owner” under the Management Agreement.

C. Operating Lessee has assumed certain obligations to pay Accrued Incentive Fee to Manager under the Fifth Amendment as more particularly set forth in the Fifth Amendment, the payment of which obligations are being guaranteed by Guarantor hereunder.

D. As a condition to making the Loan, Lender requires Guarantor to irrevocably and unconditionally guarantee the full and prompt payment and performance of the Guaranteed Obligations (as defined below) to Lender and its successors and assigns and affiliates and their respective officers, directors, shareholders and employees.

E. Guarantor acknowledges and understands that this Guaranty is a material inducement for Lender’s agreement to make the Loan.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing, for valuable consideration, the adequacy and receipt of which are hereby confirmed, and in order to induce Lender to make the Loan to Borrower, Guarantor hereby agrees, in favor of Lender, as follows:

1. Capitalized Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed in the Deed of Trust.

2. Guaranteed Obligations.

(a) Guarantor hereby irrevocably and unconditionally guarantees to Lender, until final and indefeasible payment thereof has been made, payment of the Guaranteed Obligations, in each case when and as the same shall become due and payable, it being the intent of Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection.

(b) As used in this Agreement, “Guaranteed Obligations” means

(i) any and all obligations, indebtedness, or liabilities of any kind or character owed by Borrower to Lender under Section 11 of the Note and Article IX of the Deed of Trust (except to the extent the liability of Guarantor is expressly limited or otherwise restricted by the provisions of Section 11 of the Note or Article IX of the Deed of Trust), including interest accruing following the filing of a bankruptcy petition by or against the Borrower, at the rate specified in the Note, whether or not such interest is allowed as a claim in bankruptcy, and all costs, including, without limitation, all attorney’s fees and expenses incurred by Lender in connection with collection of the Guaranteed Obligations;

(ii) any and all obligations, indebtedness, or liabilities of any kind or character owed by Operating Lessee to Manager under the Fifth Amendment, including interest accruing following the filing of a bankruptcy petition by or against the Borrower, at the rate specified in the Note, whether or not such interest is allowed as a claim in bankruptcy, and all costs, including, without limitation, all attorney’s fees and expenses incurred by Lender in connection with collection of the Guaranteed Obligations.

(iii) Guarantor’s obligations under Section 9 of this Agreement.

3. Release of Guaranty. The obligations of Guarantor under this Agreement shall terminate upon the full payment and satisfaction of all obligations of Borrower under the Note, the Deed of Trust and the Loan Documents in accordance with their respective terms or as otherwise provided in Section 10.3(a) or Section 10.9 of the Deed of Trust.

4. Primary Obligations. This Guaranty is a primary and original obligation of Guarantor, is not merely the creation of a surety relationship, and is an absolute and unconditional guaranty of payment and performance of the Guaranteed Obligations which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the issuance of the Loan Documents. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected thereby, and the rights of Lender hereunder shall be in addition to any and all other rights that Lender may ever have against Guarantor. Guarantor agrees that it is directly, jointly and severally with any and all other guarantors of the Guaranteed Obligations, liable to Lender, that the obligations of Guarantor hereunder are independent of the obligations of Borrower or any other guarantor, and that a separate action may be brought against each person signing as Guarantor whether such action is brought against Borrower or any other guarantor or whether Borrower or any such other guarantor is joined in such action. Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Lender of whatever remedies it may have against Borrower or any other guarantor, or the enforcement of any lien or realization upon any security Lender may at any time possess. Guarantor agrees that any release which may be given by Lender to Borrower or any other guarantor shall not release Guarantor. Guarantor consents and agrees that Lender shall be under no obligation to marshal any assets of Borrower or any other guarantor in favor of Guarantor, or against or in payment of any or all of the Guaranteed Obligations.

5. Releases. Guarantor consents and agrees that, without notice to or by Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Lender may, by action or inaction:

(a) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce this Guaranty, the other Loan Documents, or any part thereof, with respect to Borrower or any other person or entity;

(b) release Borrower or any other person or entity or grant other indulgences to Borrower or any other person or entity in respect thereof;

(c) amend or modify in any manner and at any time (or from time to time) any of the Loan Documents, which may include substitution of collateral thereunder; or

(d) release or substitute any other guarantor, if any, of the Guaranteed Obligations, or enforce, exchange, release, or waive any security for the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations, or any portion thereof.

6. No Election. Lender shall have all of the rights to seek recourse against Guarantor to the fullest extent provided for herein, and no election by Lender to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Lender’s right to proceed in any other form of action or proceeding or against other parties unless Lender has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Lender under any document or instrument evidencing the Guaranteed Obligations shall serve to diminish the liability of Guarantor under this Guaranty except to the extent that Lender finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

7. Indefeasible Payment. The Guaranteed Obligations shall not be considered indefeasibly paid for purposes of this Guaranty unless and until all payments to Lender are no longer subject to any right on the part of any person, including Borrower, Borrower as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Reform Act of 1978 (11 U.S.C.), as amended or supplemented from time to time, and any successor statute, and any and all rules issued or promulgated in connection therewith (the “Bankruptcy Code”) or otherwise) of any of Borrower’s assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. In the event that, for any reason, any portion of such payments to Lender is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and Guarantor shall be liable for the full amount Lender is required to repay plus any and all costs and expenses (including attorneys’ fees and expenses and attorneys’ fees and expenses incurred pursuant to proceedings arising under the Bankruptcy Code) paid by Lender in connection therewith.

8. Representations, Warranties and Covenants of Guarantor.

(a) Guarantor has the corporate power and authority and the legal right to execute and deliver and to perform its under this Agreement;

(b) The execution, delivery and performance of this Agreement by Guarantor will not violate any provision of any requirement of law binding on Guarantor, organizational document or contractual obligation of Guarantor in any respect and will not result in or require the creation or imposition of any lien or encumbrance upon any of its properties or revenues of Guarantor pursuant to any such requirement of law, organizational document or contractual obligation, in any such case, which violation, lien or encumbrance will have a materially adverse affect on the ability of Guarantor to perform under this Agreement;

(c) This Agreement has been duly executed and delivered on behalf of the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(d) No consent or authorization of, filing with or other act by or in respect of any arbitrator or governmental authority, and no consent of any other person or entity (including any creditor of the Guarantor), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

(e) To Guarantor’s knowledge, there are no actions, suits or proceedings pending or, to the best knowledge of the Guarantor, threatened against or affecting the Guarantor or any property of the Guarantor before any court, or governmental authority, which, if determined adversely to the Guarantor, would have a material adverse affect on its financial position.

(f) The execution, delivery and performance of this Agreement by Guarantor will not violate or cause a default under any provision of any guaranty or agreement to which Guarantor is subject.

(g) Guarantor is currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Guarantor further represents and warrants to Lender that Guarantor has read and understands the terms and conditions of the Loan Documents. Guarantor hereby covenants that Guarantor will continue to keep informed of Borrower’s financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.

(h) To the Guarantor’s knowledge, no information, exhibit or report furnished by the Guarantor to Lender in connection with the negotiation of this Agreement contained as of the date thereof, or, if there be no such date, the date of furnishing thereof, any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

(i) Guarantor covenants and agrees that:

(1) It will be an event of default under this Guaranty if at all times during the term of this Guaranty, as tested at the end of each fiscal quarter, the Consolidated Group (as hereinafter defined) shall not be and remain in compliance with the following net worth requirement (the “Minimum Net Worth Requirements”):

a.(x) Strategic Hotels & Resorts Inc. and/or its legally permitted successors and assigns (“SHRI”) shall retain a Market Capitalization (as hereinafter defined in 8(i)(2)a. below) of no less than $175,000,000, and (y) Guarantor shall be the direct or indirect beneficial owner of no less than ten (10) luxury or upper upscale hotels located in North America; or, in the event and only in the event that the requirements in this Section 8 (i)(1)a. are not met, then,

b.(x) The Consolidated Group Leverage Ratio (as hereinafter defined in 8(i)(2)b. below) of the Consolidated Group (as hereinafter defined in 8(i)(2)c. below) shall be no greater than 80% and (y) Guarantor shall be the direct or indirect beneficial owner of no less than ten (10) luxury or upper upscale hotels located in North America.

c. In the event that Market Capitalization is determined to be less than $175,000,000 as of any reporting date required under the Loan Documents (the “MC Determination Date”), Guarantor shall cause Borrower to commission and finalize within 90 days from the MC Determination Date appraisals by a third party valuation firm for use in determining the Consolidated Group Leverage Ratio. The valuation firm shall be subject to the prior written approval of Lender, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, appraisals which have been finalized by an approved third party valuation firm no more than 6 months prior to the MC Determination Date calculation shall be deemed valid for the determination of the Consolidated Group Leverage Ratio calculation.

(2) Unless otherwise specifically referenced, the following terms shall have the following meanings for purposes of this Section:

a. “Market Capitalization” shall be calculated as “Consolidated Shares Outstanding” multiplied by the “Average Share Price.” “Consolidated Shares Outstanding” shall be the sum of consolidated: (i) common shares outstanding, (ii) operating partnership units outstanding, (iii) stock options outstanding, and (iv) restricted stock units outstanding, as detailed in the Consolidated Group’s quarterly supplemental financial information or as determined from other sources. “Average Share Price” shall be determined by calculating the average daily closing price of SHRI common stock over the relevant quarter.

b. “Consolidated Group Leverage Ratio” shall be calculated by dividing Total Debt by Total Consolidated Appraisal Value. “Total Debt” shall be the sum of: (i) total mortgages and other debt payable, (ii) exchangeable senior notes, net of discount, and (iii) bank credit facility minus the lesser of $40 million or 50% of cash and cash equivalents, as detailed in the Consolidated Group’s quarterly supplemental financial information or as determined from other sources. “Total Consolidated Appraisal Value” shall be the sum of the market value of each hotel under the ownership of Guarantor, which is consolidated on the consolidated balance sheets on the Consolidated Group’s quarterly financial statements. The following hotel assets are included in the Consolidated Group Leverage Ratio as of the date of the Loan:

Fairmont Chicago

Fairmont Scottsdale

Four Seasons Punta Mita

Four Seasons Washington, D.C.

Hyatt Regency La Jolla

InterContinental Chicago

InterContinental Miami

InterContinental Prague

Loews Santa Monica Beach Hotel

Marriott Grosvenor Square

Marriott Lincolnshire Resort

Ritz-Carlton Half Moon Bay

Ritz-Carlton Laguna Niguel

Westin St. Francis

c. “Consolidated Group” shall mean Guarantor, SHRI and their Subsidiaries (for all purposes in connection herewith, a “Subsidiary” is for any entity, any other entity in which such first entity or a subsidiary of such entity holds capital stock and whose financial results would be consolidated under generally accepted accounting principles (“GAAP”) with the financial results of such first entity on the consolidated financial statement of such first entity).

9. Debt Service Reserve Account. Guarantor covenants and agrees that:

(i) As of the Execution Date, Guarantor has funded a debt service reserve account (the “DS Account”) in the aggregate amount of $5,500,000.00 (the “DS Funds”) with Lender’s servicer, of which $3,648,700.00 of such funds are allocated to the Loan and $1,851,300.00 of such funds are allocated to the Affiliated Guarantor Loan (as hereafter defined).

(ii) Lender may commingle the DS Account with other funds of Lender. However, Lender shall pay interest on the DS Account at the monthly money market rate quoted by the “Bank Rate Monitor” national index as determined by Lender. Lender may use another rate quoted by the Bank Rate Monitor, instead of such money market rate or another comparable national index in the event Lender determines such other rate or index is more appropriate under the circumstances. Additionally, in the event the Bank Rate Monitor national index is no longer published, then Lender may select another comparable index. Guarantor acknowledges and agrees that all risk of loss with respect to the principal amount of such deposits shall be at the sole risk of Guarantor.

(iii) Provided that there is no pending Event of Default under the Loan Documents or event with the giving of notice or the passage of time would be an Event of Default, in the event that operating income from the Property is not sufficient to pay Borrower’s obligations to pay installments of principal and interest under the Loan (“Debt Service Shortfall”), and provided that Borrower submits evidence, satisfactory to Lender in its sole discretion, that there is a Debt Service Shortfall, Borrower shall be permitted to direct Lender to apply the DS Funds to the payment of Debt Service Shortfalls.

(iv) In the event any DS Funds are disbursed from the DS Account as provided above, then the Guarantor shall be required to replace such withdrawn funds into the DS Account no later than 90 days after the date of any such disbursements (“Liable Party Reimbursement Obligation”). The failure of Guarantor to replace such funds into the DS Account within such 90 day period shall be an Event of Default under this Agreement and under the Deed of Trust.

(v) For the purpose of this Section, the “Affiliated Guarantor Loan” shall mean that certain loan made by Lender to Affiliated Guarantor, which loan is evidenced by a Promissory Note dated as of the Execution Date in the amount of $97,750,000.00, executed by Affiliated Guarantor (as defined in the Deed of Trust) in favor of Lender, the repayment of which is secured by, among other documents, a Mortgage, Security Agreement and Fixture Filing encumbering the property and improvements located at 200 North Columbus Drive, Chicago, Illinois, and more particularly described therein (the “Affiliated Guarantor Property”). Guarantor acknowledges and agrees that it has received a copy of the Promissory Note and Mortgage, Security Agreement and Fixture Filing for the Affiliated Guarantor Loan (collectively, the “Affiliated Guarantor Mortgage”)

(vi) Provided that there is then no pending Event of Default under the Loan Documents or under this Guaranty, Guarantor may, from time to time, request Lender to transfer funds in the DS Account to pay Debt Service Shortfalls (as defined in the Affiliated Guarantor Mortgage) (“DS Funds Transfer”); provided, however that the amount of the DS Funds Transfer shall be subject to the Liable Party Reimbursement Obligation as more particularly set forth in Section 9(iv) above.

(vii) Lender shall release DS Funds to Guarantor (a “Release Event”) in the event that (i) (w) if after the date which is eighteen months following the Advance Date (as defined in the Note), the “trailing” twelve-month net operating income (“NOI”) for the Property reaches $28,300,000.00, as determined by Lender in its sole and absolute discretion and (x) if a Release Event occurs under the Affiliated Guarantor Loan or if the Affiliated Guarantor Loan has been satisfied in full; or (ii) (y) if after the date which is thirty-six months following the Advance Date the “trailing” twelve-month NOI for the Property reaches $23,600,000.00 as determined by Lender in its sole and absolute discretion and (z) if a Release Event occurs under the Affiliated Guarantor Loan or if the Affiliated Guarantor Loan has been satisfied in full; or (iii) if after the date which is eighteen months following the Advance Date (as defined in the Note), the “trailing” twelve-month net operating income (“NOI”) for the Property and the Affiliated Guarantor Property reaches $40,800,000.00, as determined by Lender in its sole and absolute discretion; or (iv) if after the date which is thirty-six months following the Advance Date the “trailing” twelve-month NOI for the Property and the Affiliated Guarantor Property reaches $34,000,000.00, as determined by Lender in its sole and absolute discretion (each such occurrence, a “Release Threshold”).

(viii) If a Release Event occurs, the DS Account shall not be reinstated for the remaining term of the Loan even if the NOI is subsequently reduced below the Release Threshold.

(ix) Guarantor agrees to protect and indemnify Lender and to hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs) arising from or in any way connected with the holding of the DS Account and the disbursement of any of the DS Account funds. Guarantor covenants and agrees to pay any costs and expenses in connection with the establishment and administration of the DS Account, including, without limitation bank fees and costs, and administration fees, costs and disbursements of Lenders’ servicer.

(x) Except as and to the extent expressly set forth if this Section, the DS Account shall remain in place throughout the term of the Loan.

10. Subordination. Guarantor hereby agrees that any and all present and future indebtedness of Borrower owing to Guarantor is postponed in favor of and subordinated to payment, in full, in cash, of the Guaranteed Obligations. In this regard, no payment of any kind whatsoever shall be made with respect to such indebtedness if and so long as any Guaranteed Obligations are due and have not been indefeasibly paid in full. Until payment in full of the Guaranteed Obligations, Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantor and hereby assigns such indebtedness to Lender, including the right to file proof of claim and to vote thereon in connection with any proceeding under the Bankruptcy Code, including the right to vote on any plan of reorganization.

11. Payments; Application. All payments to be made hereunder by Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. Guarantor acknowledges and agrees that, to the extent Lender realizes payment under any of the Loan Documents (including, without limitation, voluntary payments, insurance or condemnation proceeds or proceeds from the sale at foreclosure of any collateral), such proceeds shall, to the extent permitted by law, not be applied to or credited against the Guaranteed Obligations. All payments made by Guarantor hereunder shall be applied as follows: first, to all costs and expenses (including attorneys’ fees and expenses and attorneys’ fees and expenses incurred pursuant to proceedings arising under the Bankruptcy Code) incurred by Lender in enforcing this Guaranty or in collecting the Guaranteed Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to Lender constituting Guaranteed Obligations; and third, to the balance of the Guaranteed Obligations.

12. Event of Default; Remedies.

(a) Any of the following shall be deemed to be a material breach of Guarantor’s covenants in this Agreement and shall constitute a default (“Event of Default”):

(i) The occurrence of an Event of Default under the Note, Deed of Trust or Loan Documents.

(ii) If Guarantor does not cure any monetary default under this Agreement within ten (10) days after receipt of notice from Lender

(iii) If Guarantor does not cure any non-monetary default under this Agreement within thirty (30) days after receipt of notice from Lender, provided, however, that if the Guarantor has commenced to cure such non-monetary default within such cure period and is diligently and continuously prosecuting such cure, such cure period shall be extended for a period as is reasonably necessary to allow a cure, not to exceed an aggregate of sixty (60) days.

(iv) The filing by Guarantor of a voluntary petition or application for relief in bankruptcy, the filing against Guarantor of an involuntary petition or application for relief in bankruptcy which is not dismissed within sixty (60) days, or Guarantor’s adjudication as bankrupt or insolvent, or the filing by Guarantor of any petition, application for relief or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency or other relief for debtors, or Guarantor’s seeking or consenting to or acquiescing in the appointment of any trustee, custodian, conservator, receiver or liquidator of Guarantor or of all or any substantial part of the Property, or the making by Guarantor of any general assignment for the benefit of creditors, or the admission in writing by Guarantor of its inability to pay its debts generally as they become due;

(v) If any representation, warranty certification, financial statement or other information furnished by Guarantor herein shall be materially false or materially misleading as of the date the representation or warranty was made and, such materially false or materially misleading representation, warranty certification, financial statement or other information is not cured within thirty (30) days after receipt by Guarantor of notice thereof;

(b) Without limiting any other provision herein, upon the occurrence of an Event of Default, Lender may:

(i) Bring any proceeding in the nature of specific performance, injunction or other equitable remedy to enforce the Guaranteed Obligations, it being acknowledged that damages at law may be an inadequate remedy for a default or threatened breach of this Agreement;

(ii) Bring any action to enforce the Guaranteed Obligations under this Agreement; and

(c) Take or initiate such other action and enforce such other remedies as may be available under this Agreement, at law, in equity or otherwise.

13. Choice of Law; Venue. The validity of this Guaranty, its construction, interpretation, and enforcement, and the rights of Guarantor and Lender, shall be determined under, governed by, and construed in accordance with the internal laws of the State of Illinois applicable to contracts made and performed in such state, without giving effect to the conflicts of law, rules and principles of such state and any applicable law of the United States of America. Guarantor and Lender acknowledge, agree and stipulate that the State of Illinois has a substantial relationship to the parties involved in this transaction and to the underlying transactions secured by this Guaranty. To the maximum extent permitted by law, Guarantor hereby agrees that all actions or proceedings arising in connection with this Guaranty shall be tried and determined either in the state and federal courts located in the County of Cook, State of Illinois, or, at the sole option of Lender, in any other court in which Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. To the maximum extent permitted by law, Guarantor hereby expressly waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section.

14. Waivers.

(a) To the extent permitted by applicable law, Guarantor hereby absolutely, unconditionally, knowingly, waives and expressly subordinates to the rights of Lender: (i) any right of subrogation Guarantor has or may have as against Borrower with respect to the Guaranteed Obligations; (ii) any right to proceed against Borrower or any other person or entity, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which Guarantor may now have or hereafter have as against Borrower with respect to the Guaranteed Obligations; and (iii) any right to proceed or seek recourse against or with respect to any property or asset of Borrower.

(b) To the extent permitted by applicable law, Guarantor absolutely, unconditionally, irrevocably, knowingly, and expressly waives (A) notice of acceptance hereof; (B) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (C) notice of the amount of the Guaranteed Obligations, subject, however, to Guarantor’s right to make inquiry of Lender to ascertain the amount of the Guaranteed Obligations at any reasonable time; (D) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase Guarantor’s risk hereunder; (E) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Loan Documents; (F) notice of any event of default under the Loan Documents; and (G) all other notices (except if such notice is specifically required to be given to Guarantor hereunder or under any Loan Document to which Guarantor is a party) and demands to which Guarantor might otherwise be entitled.

(c) To the extent permitted by applicable law, Guarantor absolutely, unconditionally, irrevocably, knowingly, and expressly waives Guarantor’s right by statute or otherwise to require Lender to institute suit against Borrower or to exhaust any rights and remedies which Lender has or may have against Borrower or any collateral for the Guaranteed Obligations provided by Borrower, Guarantor or any third party. In this regard, Guarantor agrees that it is bound to the payment of all Guaranteed Obligations, whether now existing or hereafter accruing, as fully as if such Guaranteed Obligations were directly owing to Lender by Guarantor. Guarantor further waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower in respect thereof (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid).

(d) To the extent permitted by applicable law, Guarantor absolutely, unconditionally, irrevocably, knowingly, and expressly waives (A) any rights to assert against Lender any defense (legal or equitable), set-off, counterclaim, recoupment, reduction, diminution or claim which Guarantor may now or at any time hereafter have against Borrower or any other party liable to Lender; (B) any defense, set-off, counterclaim, recoupment, reduction, diminution or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (C) any defense Guarantor has to performance hereunder, and any right Guarantor has to be exonerated, arising by reason of: the impairment or suspension of Lender’s rights or remedies against Borrower; the alteration by Lender of the Guaranteed Obligations; any discharge of the Guaranteed Obligations by operation of law as a result of Lender’s intervention or omission; or the acceptance by Lender of anything in partial satisfaction of the Guaranteed Obligations; and (D) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor’s liability hereunder.

(e) Guarantor absolutely, unconditionally, irrevocably, knowingly, and expressly waives any defense Guarantor may have because Borrower’s debt is secured by real property, including any such defenses arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by Lender; or (ii) any election by Lender under Bankruptcy Code Section 1111(b) to limit the amount of, or any collateral securing, its claim against Borrower. If acceleration of the time for payment by Borrower of all or any portion of the indebtedness is stayed upon the insolvency, bankruptcy or reorganization of Borrower, to the extent permitted by applicable law, the Guaranteed Obligations shall nonetheless be payable by Guarantor hereunder. Guarantor agrees that it shall remain liable for the Guaranteed Obligations in the event that any payment by Borrower to Lender is deemed a preferential payment under bankruptcy or insolvency law.

(f) To the extent applicable under the laws of the State of Illinois and if, for any reason, Section 13 is not applied to this Agreement and the laws of the State of California are deemed to apply to this Agreement, then and in such event, in addition to the foregoing waivers, Guarantor absolutely, unconditionally, knowingly, and expressly waives:

(i) Guarantor’s right by statute (including, without limitation, its rights under California Civil Code Sections 2845 or 2850) or otherwise to require Lender to institute suit against Borrower or to exhaust any rights and remedies which Lender has or may have against Borrower or any collateral for the Guaranteed Obligations provided by Borrower, Guarantor or any third party. In this regard, Guarantor agrees that it is bound to the payment of all Guaranteed Obligations, whether now existing or hereafter accruing, as fully as if such Guaranteed Obligations were directly owing to Lender by Guarantor.

(ii) Any defense Guarantor has to performance hereunder, and any right Guarantor has to be exonerated, provided by California Civil Code Sections 2819, 2822, or 2825, or otherwise, arising by reason of: the impairment or suspension of Lender’s rights or remedies against Borrower; the alteration by Lender of the Guaranteed Obligations; any discharge of the Guaranteed Obligations by operation of law as a result of Lender’s intervention or omission; or the acceptance by Lender of anything in partial satisfaction of the Guaranteed Obligations.

(iii) Any defense Guarantor may have because Borrower’s debt is secured by real property, including any such defenses arising by reason of or deriving from any claim or defense based upon an election of remedies by Lender including any defense based any claim or defense based upon (i) an election of remedies by Lender under the provisions of the California Code of Civil Procedure Sections 580a, 580b, 580d, and 726 or any similar law of California or any other jurisdiction; or (ii) any election by Lender under Bankruptcy Code Section 1111(b) to limit the amount of, or any collateral securing, its claim against Borrower.

(iv) Pursuant to California Civil Code Section 2856:

(1) Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower by the operation of California Code of Civil Procedure Section 580(d) or otherwise.

(2) Guarantor waives all rights and defenses that Guarantor may have because some of the Guaranteed Obligations are secured by real property. This means, among other things:

a. Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower for the Guaranteed Obligations; and

b. If Lender forecloses on any real property collateral pledged by Borrower for the Guaranteed Obligations: (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral pledged by Borrower for the Guaranteed Obligations, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon California Code of Civil Procedure Sections 580 (a), 580(b), 580(d) or 726.

(v) If any of the Guaranteed Obligations at any time are secured by a mortgage or deed of trust upon real property, Lender may elect, in its sole discretion, upon a default with respect to the Guaranteed Obligations, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing the Loan Documents, without diminishing or affecting the liability of Guarantor hereunder except to the extent the Guaranteed Obligations are repaid with the proceeds of such foreclosure. Guarantor understands that (a) by virtue of the operation of California’s antideficiency law applicable to nonjudicial foreclosures, an election by Lender nonjudicially to foreclose such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of Guarantor against Borrower or other guarantors or sureties, and (b) absent the waiver given by Guarantor, such an election would prevent Lender from enforcing the Loan Documents against Guarantor. Understanding the foregoing, and understanding that Guarantor is hereby relinquishing a defense to the enforceability of the Loan Documents, Guarantor hereby waives any right to assert against Lender any defense to the enforcement of the Loan Documents, whether denominated “estoppel” or otherwise, based on or arising from an election by Lender nonjudicially to foreclose any such mortgage or deed of trust. Guarantor understands that the effect of the foregoing waiver may be that Guarantor may have liability hereunder for amounts with respect to which Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against Borrower or other guarantors or sureties. Guarantor also agrees that the “fair market value” provisions of California Code of Civil Procedure Section 580a shall have no applicability with respect to the determination of Guarantor’s liability under the Loan Documents.

(vi) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR HEREBY ABSOLUTELY, KNOWINGLY, UNCONDITIONALLY, AND EXPRESSLY WAIVES, ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2787 through 2855, CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580c, 580d, AND 726, AND CHAPTER 2 OF TITLE 14 OF PART 4 OF DIVISION 3 OF THE CALIFORNIA CIVIL CODE AND CALIFORNIA COMMERCIAL CODE SECTIONS 3116, 3118, 3119, 3419, 3605, 9610, 9615, 9617, 9621, 9625, 9626, and 9627.

15. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, INCLUDING ANY LAW ENACTED AFTER THE DATE OF THIS GUARANTY, GUARANTOR AND LENDER EACH HEREBY ABSOLUTELY, KNOWINGLY, UNCONDITIONALLY, AND EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS GUARANTY, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF GUARANTOR AND LENDER WITH RESPECT TO THIS GUARANTY, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTOR AND LENDER EACH HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT GUARANTOR OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR OR LENDER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

16. Attorneys’ Fees and Costs. Guarantor agrees to pay, on demand, all attorneys’ fees (including attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code) and all other costs and expenses which may be incurred by Lender in the enforcement of this Guaranty (including those brought relating to proceedings pursuant to 11 U.S.C.) or in any way arising out of, or consequential to the protection, assertion, or enforcement of the Guaranteed Obligations (or any security therefor), whether or not suit is brought.

17. Cumulative Remedies. No remedy under this Guaranty or under any Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or under any Loan Document, and those provided by law or in equity. No delay or omission by Lender to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

18. Successors and Assigns. This Guaranty shall be binding upon Guarantor’s heirs, executors, administrators, representatives, successors, and assigns and shall inure to the benefit of the successors and assigns of Lender; provided, however, Guarantor shall not assign this Guaranty or delegate any of its duties hereunder without Lender’s prior written consent, which may be given in Lender’s sole discretion. Any assignment without the consent of Lender shall be absolutely void. In the event of any assignment or other transfer of rights by Lender, the rights and benefits herein conferred upon Lender shall automatically extend to and be vested in such assignee or other transferee.

19. Entire Agreement; Amendments. This Guaranty constitutes the entire agreement between Guarantor and Lender pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by both Guarantor and Lender. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar right or default or otherwise prejudice the rights and remedies hereunder.

20. Notices. All notices or demands by Guarantor or Lender to the other relating to this Guaranty shall be in writing and either personally served or sent by registered or certified mail, postage prepaid, return receipt requested, or by recognized courier service which provides return receipts, and shall be deemed delivered on the date of actual delivery or refusal to accept delivery as evidenced by the return receipt. Unless otherwise specified in a notice sent or delivered in accordance with the provisions of this section, such writing shall be sent, if to Guarantor, then at Guarantor’s address set forth in the Defined Terms, and if to Lender, then at Lender’s address set forth in the Defined Terms.

21. Acknowledgments. Guarantor hereby acknowledges (i) that Guarantor has been advised by legal counsel in the negotiation, execution and delivery of this Guaranty and with full knowledge of their significance and consequences and (ii) Lender has no fiduciary relationship with or duty to the Guarantor or any other person arising out of or in connection with this Agreement.

22. Construction. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term “including” is not limiting. The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Any reference herein to any of the Loan Documents includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Guarantor, whether under any rule of construction or otherwise. This Guaranty has been reviewed by Guarantor, Lender, and their respective counsel, and shall be construed and interpreted so as to fairly accomplish the purposes and intentions of Lender and Guarantor.

23. Severability of Provisions. If any provision of this Guaranty is for any reason held to be invalid, illegal or unenforceable in any respect, that provision shall not affect the validity, legality or enforceability of any other provision of this Guaranty.

24. Understandings With Respect to Waivers and Consents. Guarantor warrants and agrees that each of the waivers and consents set forth are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to a defense or right may diminish, destroy, or otherwise adversely affect rights which Guarantor otherwise may have against the Borrower, or against any collateral, and that, under the circumstances the waivers and consents herein given are reasonable and not contrary to public policy or law. If any of the waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

[Signature on following page.]

IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date set forth in the Defined Terms.

GUARANTOR:

STRATEGIC HOTEL FUNDING, L.L.C.,
a Delaware limited liability company

By:	/s/ Jonathan P. Stanner
Jonathan P. Stanner
Vice President, Corporate Finance

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EXHIBIT A

THE PROPERTY

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF SAN FRANCISCO, COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS:

PARCEL A:

BEGINNING at a point formed by the intersection of the Northerly line of Geary Street with the Westerly line of Powell Street; running thence Northerly, along the Westerly line of Powell Street, 275 feet to the corner formed by the intersection of the Westerly line of Powell Street with the Southerly line of Post Street; running thence Westerly, along the Southerly line of Post Street, 192 feet and 6 inches; thence at a right angle Southerly 137 feet and 6 inches; thence at a right angle Westerly 22 feet and 8 1/4 inches; thence at a right angle Southerly 137 feet and 6 inches to the Northerly line of Geary Street; thence Easterly, along the Northerly line of Geary Street, 215 feet and 2 1/4 inches to the point of beginning.

BEING a portion of 50 Vara Block No. 168

Assessor’s Parcel No: Lot 1, Block 307

PARCEL B:

BEGINNING at a point on the Northerly line of Geary Street, distant thereon 215 feet and 2 1/4 inches Westerly from the Westerly line of Powell Street, as said lines and all other street lines hereinafter mentioned are positions according to the “Monument Map of Fifty Vara District of the City and County of San Francisco” filed January 7, 1910, in Map book “G” at Page 151, in the Office of the Recorder in the City and County of San Francisco, State of California:

Running thence Westerly, along said line of Geary Street, 60 feet and 2 1/4 inches to a point thereon, said point being 137 feet 10 1/2 inches easterly from the easterly line of Mason Street; thence at a right angle Northerly 137 feet and 6 inches; thence at a right angle Westerly 27 feet and 10 1/ 2 inches; thence at a right angle Northerly 137 feet and 6 inches to the Southerly line of Post Street; thence at a right angle Easterly, along said line of Post Street, 110 feet 9 inches to a point thereon 192 feet and 6 inches Westerly from the Westerly line of Powell Street; thence at a right angle Southerly 137 feet and 6 inches; thence at a right angle Westerly 22 feet and 8 1/4 inches; thence at a right angle Southerly 137 feet and 6 inches to the point of beginning.

BEING a portion of 50 Vara Block No. 168

Assessor’s Parcel No. Lot 13, Block 307

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